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                                                                  EXHIBIT 23(b)


                         INDEPENDENT AUDITOR'S CONSENT


         We consent to incorporation by reference in the registration statement on Form S-8 of Union Planters Corporation of our report dated February 2, 1996, to the consolidated statements of financial position of Leader Financial Corporation and subsidiary as of December 31, 1995 and 1994, and related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K dated April 1, 1996 of Union Planters Corporation.

         Our report refers to changes in accounting principles related to the adoption in 1994 of the provisions of the American Institute of Certified Public Accountants' Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans, and in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting No. 106, Employer's Accounting for Post-retirement Benefits Other than Pensions, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                        KPMG Peat Marwick LLP

                                        /s/ KPMG Peat Marwick LLP
                                        --------------------------------------
MEMPHIS, TENNESSEE
December 3, 1996





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